Exhibit 99.01

Valero Energy Reports 2011 Fourth Quarter and Annual Results

SAN ANTONIO, January 31, 2012 - Valero Energy Corporation (“Valero,” NYSE: VLO) today reported income from continuing operations of $45 million, or $0.08 per share, for the fourth quarter of 2011, versus $180 million, or $0.32 per share, for the fourth quarter of 2010. The fourth quarter 2011 results included an after-tax benefit of approximately $161 million, or $0.29 per share, from a year-end LIFO inventory decrement. For the year ended December 31, 2011, income from continuing operations was $2.1 billion, or $3.69 per share, versus $923 million, or $1.62 per share for the year ended December 31, 2010.

Fourth quarter 2011 operating income was $167 million versus fourth quarter 2010 operating income of $378 million. The decrease in operating income was mainly due to a decrease of $1.84 per barrel in the refining throughput margin, particularly in the Gulf Coast region where the throughput margin decreased by $4.21 per barrel. The decrease in the throughput margin was primarily due to lower margins for gasoline and petrochemical feedstocks plus reduced discounts for medium and heavy sour feedstocks, such as Mars and Maya crude oils.

Refining throughput volumes increased by 523,000 barrels per day in the fourth quarter of 2011 versus the fourth quarter of 2010. The increase in throughput volumes was mainly due to adding capacity from the acquisition of the Pembroke and Meraux refineries and operating the Aruba refinery, which was not in operation during the fourth quarter of 2010.

“Although the fourth quarter clearly showed the volatility of the refining business, 2011 was a great year for Valero,” said Valero Chairman and CEO Bill Klesse. “We had the highest annual earnings since 2008, acquired the Pembroke and Meraux refineries and related assets, completed several of our major capital projects, and paid off over $775 million in debt. We also increased our cash returned to shareholders by tripling the common stock dividend and conducting stock buybacks in the third and fourth quarters.”

“So far in 2012, product margins have improved versus the fourth quarter of 2011,” Klesse continued. “The macro view for refining in 2012 looks promising given the combination of positive economic trends in the U.S., expectations of global demand growth, and continuing capacity rationalization in the industry, particularly in Europe, the U.S. East Coast, and the Caribbean.”

Valero’s ethanol segment reported its highest quarter ever with $181 million in operating income, versus $70 million in the fourth quarter of 2010. The increase in ethanol operating income was mainly due to higher gross margins and an increase in production volumes to a record-high quarterly average of 3.5 million gallons per day. The ethanol segment also set an annual record with $396 million in operating income in 2011.

Valero’s retail segment reported $83 million in operating income during the fourth quarter of 2011 versus $61 million in operating income in the fourth quarter of 2010. The increase in operating income was mainly due to higher fuel margins and slightly higher volumes in U.S. retail operations.

For 2011, the retail segment reported its most profitable year in history with $381 million in operating income. Contributing to the record-setting results was the Canadian retail business, which earned a record-high $168 million in annual operating income.

Regarding cash flows in the fourth quarter of 2011, capital spending was $899 million, of which $128 million was for turnaround and catalyst expenditures. Valero paid $84 million in dividends on its common stock and paid $79 million to purchase Valero’s shares. Valero also spent $547 million to acquire the Meraux refinery plus related logistics assets and inventories. Valero ended the fourth quarter with $1.0 billion in cash and temporary cash investments. For the full-year 2011, Valero’s total capital spending, including turnaround and catalyst expenditures, was $3.0 billion, or $200 million below previous guidance of $3.2 billion.

“2012 is a significant year for Valero as we focus on replacing the coker drums at St. Charles in April and completing the major hydrocracker projects at Port Arthur and St. Charles, which remain on-budget and on-schedule for completion later this year,” Klesse said. “Our top priorities also include our common stock dividend and our investment grade credit rating. After moving beyond the high capital spending levels in 2011 and 2012, we believe our slate of growth projects, recent acquisitions, and operational improvements will enable Valero to significantly grow free cash flow.”

Valero’s senior management will hold a conference call at 10 a.m. ET (9 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 22,000 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, and a 50-megawatt wind farm. Approximately 6,800 retail and branded wholesale outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2198
Media: Bill Day, Executive Director - Corporate Communications, 210-345-2928
Website: http://www.valero.com

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Statement of Income Data (a) (b) (c):
Operating revenues (1)	$34,673	$22,164	$125,987	$82,233
Costs and expenses:
Cost of sales	32,738	20,260	115,719	74,458
Operating expenses:
Refining	979	734	3,406	2,944
Retail	170	170	678	654
Ethanol	97	96	399	363
General and administrative expenses	129	164	571	531
Depreciation and amortization expense	393	362	1,534	1,405
Asset impairment loss	—	—	—	2
Total costs and expenses	34,506	21,786	122,307	80,357
Operating income	167	378	3,680	1,876
Other income, net	15	77	43	106
Interest and debt expense, net of capitalized interest	(89)	(121)	(401)	(484)
Income from continuing operations before income tax expense	93	334	3,322	1,498
Income tax expense	48	154	1,226	575
Income from continuing operations	45	180	2,096	923
Loss from discontinued operations, net of income taxes	—	(618)	(7)	(599)
Net income (loss)	45	(438)	2,089	324
Less: Net loss attributable to noncontrolling interests (d)	—	—	(1)	—
Net income (loss) attributable to Valero Energy Corporation stockholders	$45	$(438)	$2,090	$324
Net income (loss) attributable to Valero Energy Corporation stockholders (d):
Continuing operations	$45	$180	$2,097	$923
Discontinued operations	—	(618)	(7)	(599)
Total	$45	$(438)	$2,090	$324
Earnings (loss) per common share:
Continuing operations	$0.08	$0.32	$3.70	$1.63
Discontinued operations	—	(1.09)	(0.01)	(1.06)
Total	$0.08	$(0.77)	$3.69	$0.57
Weighted average common shares outstanding (in millions)	555	564	563	563
Earnings (loss) per common share – assuming dilution:
Continuing operations	$0.08	$0.32	$3.69	$1.62
Discontinued operations	—	(1.09)	(0.01)	(1.05)
Total	$0.08	$(0.77)	$3.68	$0.57
Weighted average common shares outstanding – assuming dilution (in millions)	560	569	569	568
Dividends per common share	$0.15	$0.05	$0.30	$0.20
Supplemental information:
(1) Includes excise taxes on sales by our U.S. retail system	$222	$224	$892	$891

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating income by business segment:
Refining	$40	$424	$3,516	$1,903
Retail	83	61	381	346
Ethanol	181	70	396	209
Corporate	(137)	(177)	(613)	(582)
Total	$167	$378	$3,680	$1,876
Depreciation and amortization expense by business segment:
Refining	$343	$312	$1,338	$1,210
Retail	31	28	115	108
Ethanol	11	9	39	36
Corporate	8	13	42	51
Total	$393	$362	$1,534	$1,405
Operating highlights:
Refining (a) (b):
Throughput margin per barrel	$5.46	$7.30	$9.30	$7.80
Operating costs per barrel:
Operating expenses	3.92	3.64	3.83	3.79
Depreciation and amortization expense	1.37	1.55	1.51	1.56
Total operating costs per barrel	5.29	5.19	5.34	5.35
Operating income per barrel	$0.17	$2.11	$3.96	$2.45
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	454	475	454	458
Medium/light sour crude	522	348	442	386
Acidic sweet crude	112	88	116	60
Sweet crude	894	708	745	668
Residuals	274	228	282	204
Other feedstocks	123	92	122	110
Total feedstocks	2,379	1,939	2,161	1,886
Blendstocks and other	334	251	273	243
Total throughput volumes	2,713	2,190	2,434	2,129
Yields (thousand barrels per day):
Gasolines and blendstocks	1,270	1,053	1,120	1,048
Distillates	957	764	834	712
Other products (e)	505	402	494	395
Total yields	2,732	2,219	2,448	2,155

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Refining operating highlights by region (f):
Gulf Coast (a):
Operating income (loss)	$(231)	$322	$1,833	$1,349
Throughput volumes (thousand barrels per day)	1,546	1,313	1,450	1,280
Throughput margin per barrel	$3.57	$7.78	$8.63	$8.20
Operating costs per barrel:
Operating expenses	3.77	3.50	3.66	3.71
Depreciation and amortization expense	1.42	1.61	1.50	1.60
Total operating costs per barrel	5.19	5.11	5.16	5.31
Operating income (loss) per barrel	$(1.62)	$2.67	$3.47	$2.89
Mid-Continent:
Operating income	$267	$68	$1,413	$339
Throughput volumes (thousand barrels per day)	439	418	411	398
Throughput margin per barrel	$12.17	$6.62	$15.10	$7.33
Operating costs per barrel:
Operating expenses	4.16	3.54	4.15	3.60
Depreciation and amortization expense	1.42	1.32	1.52	1.40
Total operating costs per barrel	5.58	4.86	5.67	5.00
Operating income per barrel	$6.59	$1.76	$9.43	$2.33
North Atlantic (b):
Operating income	$67	$48	$171	$129
Throughput volumes (thousand barrels per day)	463	212	317	195
Throughput margin per barrel	$5.63	$6.65	$5.43	$6.18
Operating costs per barrel:
Operating expenses	3.36	3.02	3.08	2.99
Depreciation and amortization expense	0.68	1.17	0.87	1.39
Total operating costs per barrel	4.04	4.19	3.95	4.38
Operating income per barrel	$1.59	$2.46	$1.48	$1.80
West Coast:
Operating income (loss)	$(63)	$(14)	$99	$88
Throughput volumes (thousand barrels per day)	265	247	256	256
Throughput margin per barrel	$5.01	$6.42	$8.60	$7.73
Operating costs per barrel:
Operating expenses	5.37	5.10	5.25	5.09
Depreciation and amortization expense	2.21	1.95	2.29	1.69
Total operating costs per barrel	7.58	7.05	7.54	6.78
Operating income (loss) per barrel	$(2.57)	$(0.63)	$1.06	$0.95
Operating income for regions above	$40	$424	$3,516	$1,905
Asset impairment loss applicable to refining	—	—	—	(2)
Total refining operating income	$40	$424	$3,516	$1,903

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Average market reference prices and differentials (g):
Feedstocks (dollars per barrel):
Louisiana Light Sweet (LLS) crude oil	$110.73	$88.43	$111.47	$81.62
LLS less West Texas Intermediate (WTI) crude oil	16.70	3.34	16.42	2.21
LLS less Alaska North Slope (ANS) crude oil	0.44	3.36	1.93	2.55
LLS less Brent crude oil	1.62	1.93	0.54	2.09
LLS less Mars crude oil	3.83	4.30	4.00	3.62
LLS less Maya crude oil	7.19	12.75	12.72	11.34
WTI crude oil	$94.03	$85.09	$95.05	$79.41
WTI less Mars crude oil	(12.87)	0.96	(12.42)	1.41
WTI less Maya crude oil	(9.51)	9.40	(3.70)	9.13
Products (dollars per barrel):
Gulf Coast:
Conventional 87 gasoline less LLS	$(2.05)	$2.42	$5.04	$5.30
Ultra-low-sulfur diesel less LLS	13.71	9.88	13.24	8.93
Propylene less LLS	(27.39)	(0.58)	7.69	5.71
Conventional 87 gasoline less WTI	14.65	5.76	21.46	7.51
Ultra-low-sulfur diesel less WTI	30.41	13.22	29.66	11.14
Propylene less WTI	(10.69)	2.76	24.11	7.92
Mid-Continent:
Conventional 87 gasoline less WTI	$15.16	$6.49	$22.37	$8.20
Ultra-low-sulfur diesel less WTI	32.02	14.44	31.06	11.91
North Atlantic:
Conventional 87 gasoline less Brent	$3.12	$8.54	$6.24	$8.38
Ultra-low-sulfur diesel less Brent	17.42	14.08	15.64	12.63
Conventional 87 gasoline less WTI	18.20	9.95	22.12	8.50
Ultra-low-sulfur diesel less WTI	32.50	15.50	31.52	12.76
West Coast:
CARBOB 87 gasoline less ANS	$5.84	$11.94	$11.48	$14.21
CARB diesel less ANS	18.20	16.31	18.47	13.79
CARBOB 87 gasoline less WTI	22.10	11.93	25.97	13.88
CARB diesel less WTI	34.46	16.29	32.96	13.45
New York Harbor corn crush (dollars per gallon)	$0.50	$0.32	$0.25	$0.39

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Retail - U.S.:
Operating income	$48	$19	$213	$200
Company-operated fuel sites (average)	995	992	994	990
Fuel volumes (gallons per day per site)	5,077	5,000	5,060	5,086
Fuel margin per gallon	$0.139	$0.086	$0.144	$0.140
Merchandise sales	$293	$295	$1,223	$1,205
Merchandise margin (percentage of sales)	29.0%	28.2%	28.7%	28.3%
Margin on miscellaneous sales	$22	$21	$88	$86
Operating expenses	$104	$106	$416	$412
Depreciation and amortization expense	$21	$19	$77	$73
Retail - Canada:
Operating income	$35	$42	$168	$146
Fuel volumes (thousand gallons per day)	3,152	3,277	3,195	3,168
Fuel margin per gallon	$0.287	$0.291	$0.299	$0.271
Merchandise sales	$64	$61	$261	$240
Merchandise margin (percentage of sales)	28.6%	29.4%	29.4%	30.1%
Margin on miscellaneous sales	$10	$9	$43	$38
Operating expenses	$66	$64	$262	$242
Depreciation and amortization expense	$10	$9	$38	$35
Ethanol:
Operating income	$181	$70	$396	$209
Production (thousand gallons per day)	3,455	3,250	3,352	3,021
Gross margin per gallon of production	$0.91	$0.59	$0.68	$0.55
Operating costs per gallon of production:
Operating expenses	0.31	0.32	0.33	0.33
Depreciation and amortization expense	0.03	0.03	0.03	0.03
Total operating costs per gallon of production	0.34	0.35	0.36	0.36
Operating income per gallon of production	$0.57	$0.24	$0.32	$0.19

			December 31,
			2011	2010
Balance Sheet Data:
Cash and temporary cash investments			$1,024	$3,334
Total debt			7,741	8,337

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
The statement of income data and operating highlights for the refining segment and Gulf Coast region reflect the results of operations of our refinery in Meraux, Louisiana (Meraux Refinery), including related logistics assets, from the date of its acquisition, October 1, 2011, through December 31, 2011. We acquired this refinery, inventories, and offsite logistics assets from Murphy Oil Corporation for approximately $547 million.

(b)
The statement of income data and operating highlights for the refining segment and North Atlantic region reflect the results of operations of our refinery in Wales, United Kingdom (Pembroke Refinery), including the related marketing and logistics business, from the date of its acquisition, August 1, 2011, through December 31, 2011. We acquired this business from a subsidiary of Chevron Corporation for approximately $1.7 billion, net of cash acquired.

(c)
In 2010, we sold our refinery in Paulsboro, New Jersey and our shutdown refinery in Delaware City, Delaware. The results of operations of these refineries are reflected in discontinued operations, and the operating highlights for the refining segment and North Atlantic region exclude these refineries.

(d)
We own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD).  Valero consolidates the financial statements of DGD due to our controlling financial interest in this entity.  The losses incurred by DGD that are attributable to the owner of the remaining interest have been added back to net income to arrive at net income attributable to Valero. DGD is currently building a plant that will process animal fats, used cooking oils, and other vegetable oils into renewable green diesel, and the plant is located next to our St. Charles Refinery in Norco, Louisiana. In connection with the Pembroke Refinery acquisition, we acquired an 85 percent interest in Mainline Pipelines Limited (MLP).  On December 1, 2011, we completed the purchase of the remaining 15 percent interest. MLP owns a pipeline that distributes gasoline and distillates products from the Pembroke Refinery to terminals in the United Kingdom.

(e)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(f)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, Port Arthur, and Meraux Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; North Atlantic (formerly known as Northeast)- Pembroke and Quebec City Refineries; and West Coast- Benicia and Wilmington Refineries.

(g)
Average market reference prices for Louisiana Light Sweet (LLS) crude oil, along with price differentials between the price of LLS crude oil and other types of crude oil, have been included in the table of Average Market Reference Prices and Differentials. The table also includes price differentials by region between the prices of certain products and the benchmark crude oil that provides the best indicator of product margins for each region. We previously provided feedstock and product differentials based on the price of West Texas Intermediate (WTI) crude oil. However, the price of WTI crude oil no longer provides a reasonable benchmark price of crude oil for all regions. Beginning in late 2010, WTI light-sweet crude oil began to price at a discount to waterborne light-sweet crude oils, such as LLS and Brent, because of increased WTI supplies resulting from greater domestic production and increased deliveries of crude oil from Canada into the Mid-Continent region. Therefore, the use of the price of WTI crude oil as a benchmark price for regions that do not process WTI crude oil is no longer reasonable.

Table Page 6